Exhibit 2.3     Supplement Agreement Between the Company, Liu Ming Xing, Zhao Jianyie
                         and Shareholders of Power Rich Services Limited dated September 19, 2000

SUPPLEMENT AGREEMENT

        Date:                  September 19, 2000

        Party A:             ASIA SUPERNET CORPORATION (“ASUP”)

        Party B:              LIU MING XING, ZHAO JIANYIE, and SHAREHOLDERS OF POWER RICH
                                    SERVICES LIMITED (collectively called as “Shareholders”)

        Party A and Party B agree to enter into this Supplement Agreement amending respectively the Stock Purchase Agreement by extending the Closing Date to October 15, 2001 from August 31, 2000. Unless otherwise stated, all terms and conditions as contained in the Stock Purchase Agreement dated August 1, 2000 will remain the same.

        In witness whereof the parties have executed this agreement, the day and year first above written.

ASIA SUPERNET CORPORATION                  THE SHAREHOLDERS

/s/  Fai Chan                              /s/  Liu Ming Hui
------------------------------------       -----------------------------------
Fai Chan                                   Liu Ming Hui

                                           /s/  Liu Ming Xing
                                           ------------------------------------
                                           Liu Ming Xing

                                           /s/  Zhao Jianyie
                                           ------------------------------------
                                           Zhao Jianyie